UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 28, 2006

Bio-Reference Laboratories, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-15266	22-2405059
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

481 Edward H. Ross Drive, Elmwood Park, NJ	07407
(Address of principal executive offices)	(Zip Code)

(201) 791-2600

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

On November 28, 2006 (as of October 31, 2006), the Registrant executed a Fourth Amendment (the “Amendment”) to the Amended and Restated Loan and Security Agreement dated as of September 30, 2004 (the “Loan Agreement”) between the Registrant and PNC Bank, National Association (“PNC Bank”). The principal purpose of the Amendment, which had been previously agreed to, was to add BRLI No. 2 Acquisition Corp. (“Acquisition Corp.”), the Registrant’s wholly-owned subsidiary utilized as the vehicle to acquire the operating assets of GeneDx, Inc. (“GENEDX”), as one of the obligors (Borrowers) pursuant to the Loan Agreement, and to formalize the repayment terms of the $5 million term loan from PNC Bank (the “Term Loan”) used by Acquisition Corp. to fund the $5 million acquisition Cash Payment. Acquisition Corp. completed the purchase of the operating assets of GENDX, a gene based testing laboratory located in Gaithersburg, Maryland on September 26, 2006. The Term Loan is evidenced by a secured promissory note (the “Term Note”) payable over a six year term in equal monthly principal payments of $69,444.44 plus interest, at an annual rate of LIBOR plus one and one-half percent. In addition, the Registrant and its Co-Borrower subsidiaries executed an Eighth Amended and Restated Secured Revolving Note payable to PNC Bank extending its $30 million Revolving Line of Credit through October 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

Bio-Reference Laboratories, Inc.
(Registrant)

	By	/S/ Marc D. Grodman, President
Marc D. Grodman, President

Date: December 4, 2006